CERTAIN PORTIONS OF THIS DOCUMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED HAVE BEEN REDACTED. REDACTIONS ARE INDICATED BY A SINGLE PAIR OF EMPTY BRACKETS ("[]").

                                        LEASE

THIS LEASE ("Lease") is made as of December 18, 1998 by and between SCHEID VINEYARDS CALIFORNIA INC., a California corporation ("Lessee") and CALIFORNIA ORCHARD COMPANY, a California corporation ("Lessor").

Lessor hereby leases to Lessee, and Lessee hereby takes and hires from Lessor, the amount of acres deemed to be plantable, approximately seven hundred (700) acres (the "Plantable Acres"), as determined by a survey to be completed within sixty (60) days of the date of this Lease (the "Survey") of the real property, located in Monterey County, California and more specifically described on EXHIBIT A attached hereto and made a part hereof. Said land is hereinafter referred to as the "Property" and the portion of the Property leased as determined by the Survey and all fixtures, structures, buildings and improvements located or to be located on the Property are hereinafter referred to as the "Premises."

     The terms and conditions of this Lease are as follows:

     1. TERM. The term (as extended from time to time, the "Term") of this Lease shall commence on the date hereof and shall end on December 31, 2022, subject to the options to extend referred to in Paragraph 19 below. The twelve
(12) month period from the 1st day of December to the 30th day of November shall be the "Lease Year".

     2. USE. The Premises shall be used for the planting, growing and harvesting of wine grapes and uses related thereto. All farming operations of Lessee shall be conducted in accordance with the methods practiced in the vicinity, including the taking of necessary precautions to prevent erosion or other damage to the Premises, so that at the termination of this Lease, said Premises will be returned to Lessor in the same condition as when received at the beginning of this Lease or as improved pursuant to the terms of this Lease, reasonable use, wear and damage by the elements excepted.

     3. RENT. As and for the rental of the Premises during the Term, Lessee agrees to pay to Lessor the following sums:

          (a)  Base Rent.  The annual sum of  [           ] per  Plantable Acre,
payable in advance without deduction or offset, shall be paid as base rent in equal semi-annual installments on the 1st day of December and the 1st day of June of each Lease Year of the Term. Upon commencement of this Lease, the Lessee shall cause a surveyor to commence preparation of the Survey setting forth the number of Plantable Acres and the parties shall reasonably agree on the number thereof; and the base rent thereafter shall be based on the number of such Plantable Acres. Until such Survey is completed, Lessee shall pay base rent for seven hundred (700) Plantable Acres; and if it is determined that there are more or fewer than seven hundred (700) Plantable Acres, any deficiency or any excess payments of base rent theretofore made to Lessor shall be added to or deducted from, as applicable, the next installment of base rent. The base rent for the period from the date of mutual execution of this Lease through May 31, 1999 shall be payable by Lessee concurrently with the mutual execution of this Lease.

          (b)  [       ]  Rent.

               (i)  In addition to the base rent payable under Paragraph
3(a), Lessee shall pay to Lessor additional [        ] rent based on
[            ] (as defined below) for each calendar year of the Term, in accordance with the following schedule:

[                                                ]

               (ii) [       ]  rent for each calendar year of the Term will
be due and payable within ten (10) business days after [              ].
([                ])  In addition, on or before December 31st of each year
during the Term, Lessee shall provide in writing to Lessor
[                    ]  for such year based on information then known to
Lessee.  Lessor shall have the right, not more often than once per year, to
inspect the books and records of Lessee with respect to [                    ]
for the purpose of verifying the accounting provided by Lessee. Any such inspection right shall be exercised during normal business hours at the office of Lessee where such records are normally maintained upon at least five (5) business days prior written notice.

               (iii)  As used in this Paragraph, the term [                   ].

                    (A)  Except as provided in Paragraphs 3(b)(iii)(B) and (C)
below, [                                                        ].

                    (B)  [                  ].

                    (C)  [                  ].

               (iv)   [                               ].

          (c) LATE CHARGE. If Lessee fails to make full payment of rent on the date on which said rent is due, Lessor shall be entitled to receive and collect a late payment charge equal to twelve percent (12%) per annum of the rental payment which is not paid on such date, which charge is imposed to cover the expenses and damages to Lessor from failure to pay when due.

     4. TAXES AND ASSESSMENTS: LAND CONSERVATION AGREEMENTS. Lessee shall pay, prior to delinquency, all real and personal property taxes and assessments levied on or assessed against the Premises, including any future fees or assessments for water usage on the Property, and against improvements now or hereafter located on the Premises, the installments of which are due and payable during the Term of this Lease. Any such payment for a tax period which is partially within and partially not within the Term shall be prorated based upon a 365-day year. Lessee shall have the right at Lessee's sole expense, to protest or contest the validity or amount of any such taxes or assessment. If Lessee protests or contests any such tax or assessment, Lessee may withhold or defer payment thereof, but shall protect Lessor and the Premises from any lien by adequate surety bond or other appropriate security acceptable to Lessor.
Lessor hereby appoints Lessee as Lessor's attorney-in-fact solely for the purpose of making all payments to taxing authorities and for the purpose of protesting or contesting any tax or assessment payable by Lessee. Lessor shall, at Lessee's expense, cooperate with Lessee in the contest or adjustment of taxes payable by Lessee. If Lessor does not renew any land conservation agreement (executed under the California Land Conservation Act of 1965) or agrees with the County of Monterey to mutually cancel same, Lessor shall promptly notify Lessee in writing and Lessor shall pay any increased taxes on the Premises thereafter.

     5.   REPRESENTATION AND WARRANTIES.

          (a) Lessor represents and warrants to Lessee as follows: (i) Lessor owns good title to the Property; and (ii) no agreement and no zoning or other governmental laws, ordinances, rules or regulations prohibit or restrict the use of the Property by Lessee as contemplated by this Lease.

          (b) Each party hereto represents and warrants to the other party as follows: (i) such party has full power and authority to execute and deliver, and to perform the obligations of such party under, this Lease; and
(ii) the execution, delivery and performance of this Lease by such party does not and will not constitute a breach or default under any material agreement, lease or instrument to which such person is a party or by which such person or the Property is bound.

          (c) (i) Lessor represents and warrants that, as of the date of this Lease, there is water of sufficient quantity and quality owned by Lessor on the Property to properly irrigate vineyards which Lessee intends to place on the Premises or to otherwise use the Property in the manner contemplated herein. Furthermore, Lessor represents, warrants and covenants that there are adequate mainlines in place on the Property to transport the water from each well site throughout the Premises.

               (ii) Lessor is the owner of various wells, pumping plants, pipelines and reservoirs (the "Water System"), which are used for the purposes of furnishing water for irrigation upon the Premises and Lessor agrees that such Water System shall be used to supply Lessee with water for the Premises for irrigation purposes.

               (iii) Lessor grants to Lessee the exclusive use of wells 4 and 5 throughout the term of this Lease. Lessee will be responsible for the maintenance, repair and, if needed, replacement of the well pumps and motors for wells 4 and 5, as well as all attachments to such pumps and motors for wells 4 and 5, such as mainlines, lateral lines and drip irrigation lines, which comprise Lessee's irrigation system. Lessor will be responsible for the maintenance of wells 4 and 5.

               (iv) If there is a failure of well 4 and/or 5, or if well 4 and/or 5 is not producing water of adequate quality or quantity to properly irrigate the vineyards which Lessee intends to place on the Premises, Lessor will grant to Lessee access to the other wells in its Water System for Lessee's non-exclusive use in order to enable Lessee to properly irrigate the vineyards which Lessee intends to place on the Premises. In such event, Lessor grants to Lessee the non-exclusive use of water supplied on and from the Premises and all water rights appurtenant thereto. Lessor agrees to deliver and make available to the Premises from wells other than wells 4 and 5 the quality and quantity of water needed for Lessee's development and use of the Premises as permitted by Section 2 (Use) above and subject to the utility and maintenance charges in Section 8 (Utilities and Services) below. Any transfer of the Premises, Lessor's property, Lessor's interest in the Lease or an interest in Lessor shall not adversely affect such right to water by Lessee.

               Lessor shall, at Lessor's sole cost and expense, keep, maintain and, as needed, replace the Water System (other than the well motors and pumps for wells 4 and 5), including all wells and mainlines, now or hereafter installed on the Premises, or located off the Premises but which could be expected to be used to irrigate the Premises, in good order and condition at all times during the Lease Term (as extended). Lessee shall not be called upon to make repairs, replacements or improvements whatsoever upon the said water delivery system, or any part thereof (other than the well motors and pumps for wells 4 and 5).

               (v) If Lessee reasonably determines that the water supplied to the Premises from the Water System is inadequate, Lessee shall have the right, at its sole cost, but only with prior notice to Lessor, to drill wells within the Premises and/or create reservoirs or to otherwise develop the water supply available to the Premises, in order to allow Lessee to pursue the permitted use of the Premises. Any such activity shall be consistent with all applicable legal rights, and governmental licensing or permitting requirements. If Lessor fails to deliver the required water to Lessee and Lessee undertakes such activity or incurs reasonable expenses therewith, Lessee may present Lessor with a claim for reimbursement of such expenses (or claim for payment in the case of payments owed to third parties) and, if Lessor has not made such payments within thirty (30) days of such claim, Lessee may offset all such expenses or costs against any rent or other amounts owing to Lessor under this Lease. Such right granted to Lessee shall not relieve Lessor of its responsibility to deliver the water required by this Section. Lessor shall use reasonable efforts to assist Lessee to obtain any permits necessary to develop the water sources and/or reservoirs, as permitted by this Lease. This Lease shall not create any rights of Lessee to water use on or for the Premises except as explicitly stated in this Lease. No rights to water use shall be created, even inadvertently, beyond the term of this Lease. Upon termination of the Lease all rights to such water shall be assigned to Lessor and Lessee shall cooperate in such assignment.

               Lessor shall not be responsible or liable for any damage occasioned by lack of quantity or quality of water, or damage by reason of lack or shortage of electrical power or energy for the Water System or for any breakdown or damage in the irrigation system unless Lessor has not performed its obligations under this Lease. Lessor shall maintain the Water System (other than the well motors and pumps for wells 4 and 5) in good working order and repair the Water System so as to continuously provide the water to which Lessee is entitled pursuant to this Lease. In the event that Lessee becomes entitled to use wells other than wells 4 and 5 and if Lessor and/or third parties are also entitled to use the water from the Water System, neither Lessor nor such third parties shall have any greater rights or claims than Lessee has to the use of such water.

          (d) Lessor represents and warrants that Lessor has previously informed Lessee in writing of any agreements and adverse conditions on the Property of which Lessor has knowledge and which would adversely affect Lessee's use of the Property as a vineyard.

     6. REPAIRS. Subject to the terms of Paragraph 5(c), Lessee shall, at Lessee's sole cost and expense, keep and maintain the Premises, including improvements now or hereafter installed thereon while the same are reasonably needed for agricultural purposes, in good order and condition at all times. Except as provided in Paragraph 5(c), Lessor shall not be called upon to make any repairs, replacements or improvements whatsoever upon the said Premises, or any part thereof. Notwithstanding the foregoing, Lessee shall not be responsible for, and Lessor shall indemnify and hold Lessee harmless from, any environmental or other condition existing prior to the commencement of this Lease, affecting the Premises which constitutes a violation of any applicable law, regulation, rule or order; provided, however, that Lessor shall not be required to indemnify and hold Lessee harmless from any such condition that is caused by Lessee or its employees, agents or contractors after the commencement of this Lease.

     7. IMPROVEMENTS. This Lease is executed with the understanding and agreement that the Lessee is not obligated to make any improvements to the Property other than those contemplated by this Lease, but that if Lessee elects to do so, said improvements shall relate to the use of the Premises. Except as provided in Paragraph 5(c), the full cost of said improvements shall be borne and paid by Lessee, without any contribution whatsoever by Lessor. The construction and installation of improvements made to the Property by the Lessee shall be subject to the following conditions:

          (a) At least ten (10) days, but not more than thirty (30) days before commencement of any construction on or improvement to the Property which will cost in excess of Ten Thousand Dollars ($10,000), excluding vineyard related improvements, Lessee shall notify Lessor of Lessee's intention to commence said work. The notice shall specify the approximate location and nature of the intended improvements and shall state the approximate date on or after which work is to commence. Lessor shall have the right to post and maintain on the Property any notices of nonresponsibility provided for under applicable law.

          (b) Lessee shall not suffer or permit to be enforced against the Property or any part thereof any mechanic's, materialman's, contractor's, or subcontractor's lien arising from any work of improvement made by Lessee, how ever it may arise. However, Lessee may, in good faith and at Lessee's own expense, contest the validity of any such asserted lien, provided Lessee has furnished the bond required in Civil Code Section 3143 (or any comparable statute hereafter enacted for providing a bond or other assurance freeing the Property from the effect of such a lien claim.)

          (c) Lessee shall indemnify Lessor against all liability and loss of any type arising out of work performed on the Property by or for Lessee, together with reasonable attorneys' fees and all costs and expenses incurred by Lessor in negotiating, settling, defending, or otherwise protecting against such claim should Lessee fail to do so.

          (d) If Lessee does not cause to be recorded the bond described in Civil Code Section 3143 or otherwise protect the Property under any alternative or successor statute, and if a final judgment is rendered against Lessee by a court of competent jurisdiction for the foreclosure of a mechanic's, materialman's, contractor's or subcontractor's lien claim, and if Lessee fails to stay an execution of the judgment by lawful means or to pay the judgment, Lessor shall have the right, but not the duty, to pay or otherwise discharge, stay, or prevent the execution of any such judgment or lien or both. Lessee shall reimburse Lessor for all sums paid by Lessor under this subparagraph (d), together with all Lessor's reasonable attorneys' fees and costs, plus interest on those sums, fees, and costs at the highest legal rate allowed, under the laws of California from the date of payment until the date of reimbursement.

          (e) All improvements constructed or installed on the Property by Lessee shall be owned by Lessee during the Term. At the conclusion of the Term, or upon any earlier termination of this Lease however occurring, Lessee shall, at the option of Lessor, (i) surrender the Premises and improvements, if any, to Lessor and as of said date said improvements shall become part of the real property and shall belong solely to Lessor, or (ii) remove all improvements located on the Premises, including vines, at Lessee's sole cost and expense; provided that, in the event of a Water Deficiency Termination, at the option of Lessee, Lessee shall be entitled to retain ownership of and remove all improvements, including vines, constructed or installed on the Property by Lessee. Lessor shall notify Lessee at least ninety (90) days prior to the conclusion or expiration of the Term as to whether Lessor elects
(i) or (ii); in the absence of such notice from Lessor, the Lease shall terminate pursuant to clause (i).

     8. UTILITIES AND SERVICES. Lessee shall be responsible for the payment of all utility charges for electrical energy and service charges or comparable energy charges attributable to wells 4 and 5 of the Water System. In addition, if Lessee uses wells in the Water System other than wells 4 and 5, Lessee shall pay its pro rata share of all utility charges for electrical energy and service charges or comparable energy charges attributable to its use of the Water System other than wells 4 and 5 and shall also pay ten percent (10%) of such utility charges or comparable energy charges to Lessor with respect to its use of the Water System other than wells 4 and 5 in consideration for Lessor's maintenance and replacement as needed of the Water System. Such 10% maintenance charge may be subject to increase or decrease based upon Lessor's and Lessee's reasonable assessment of disproportionate changes in Lessor's maintenance costs in relationship to energy charges.

     9.   INSURANCE.

          A. WAIVER OF SUBROGATION. Each party shall not be liable for any damage or loss for which the other has insured against, and each party agrees that it will look solely to its insurer for recovery of any damage or loss which it may have insured against. Each party hereby waives the right of subrogation against the other on behalf of its insurer and agrees to obtain such insurer's written waiver.

          B. LIABILITY INSURANCE. Lessee shall maintain public liability insurance for protection against liability to the public arising as an incident to the use of, or any interest in, the Property leased hereunder. The limits of liability under this insurance shall not be less than Three Million Dollars ($3,000,000) for liability and property damage. Lessee agrees to cause Lessor to be named as an additional insured in such policy of insurance and Lessor shall be furnished with a current certificate of insurance. The amount of insurance carried by Lessee shall be re-evaluated every five (5) years by agreement of Lessor and Lessee to reflect reasonable increases in insurance coverage in accordance with industry standards.

          C. WORKER'S COMPENSATION INSURANCE. Lessee shall carry adequate worker's compensation insurance for all employees.

          D. CERTIFICATE OF INSURANCE. Should Lessee fail to maintain such insurance, Lessor shall so notify Lessee and may obtain same on behalf of Lessee and the cost thereof shall be paid by Lessee, upon demand. All such insurance policies shall be delivered to and held by Lessor, or a certificate of such insurance shall be provided to Lessor evidencing compliance with the foregoing. All such insurance companies shall be obligated to notify Lessor at ten (10) days prior to any change or cancellation thereof.

     10. ENTRY, INSPECTION AND USE BY LESSOR. Lessee shall permit Lessor, and Lessor's agents and assigns, upon reasonable advance notice by calling Lessee's vineyard office at (831) 385-4801, to enter the Premises and to use the roads established on the Premises now or in the future for the purpose of inspection, the posting of notices, the exercise of any right given to or retained by Lessor under the provisions of this Lease, or any other lawful purpose. Lessor's entry onto the Premises as set forth in this paragraph is expressly conditioned on Lessor's compliance with Lessee's phylloxera prevention and other precautionary programs. Notwithstanding the foregoing, Lessor may enter the Property without notice in the event of an emergency to correct the emergency so long as Lessee is not in the process of correcting such emergency and so long as Lessor informs Lessee of same as soon thereafter as possible.

     11. OIL AND GAS LEASES. Notwithstanding anything to the contrary contained in this Lease, Lessor reserves unto itself and its successors and assigns the exclusive right at any time or from time to time to execute mineral leases for the extraction of oil, gas and other minerals with respect to the Premises for the mining, development, removal and marketing of such oil, gas and other minerals. With respect to any such oil, gas or mineral lease: (i) all oil, gas or mineral leases hereafter executed by Lessor with respect to the Premises shall contain a provision making Lessor and the lessee therein jointly and severally liable to Lessee for all damages to Lessee's livestock, crops, vines, trees, fences, roads, ditches, buildings, irrigation systems, and other improvements on the Premises, caused by said lessee's operations on or under the Premises; (ii) the Base Rent shall be appropriately reduced for acreage adversely affected by such activities; (iii) Lessor shall pay to Lessee the fair market value of any improvements, vines, acreage, irrigation systems and other improvements injured, destroyed, or made largely unusable by such activities; and (iv) such activities will not adversely affect adjacent acreage. Lessor hereby agrees to indemnify and hold harmless Lessee from and against all such damages.

     12. NUISANCE: COMPLIANCE WITH LAWS. Lessee shall not knowingly do, or permit to be done, or knowingly keep, or permit to be kept, in or about the Premises, anything which shall be a nuisance or which shall be in violation of any law, ordinance, rule or regulation of any governmental authority. With regard to injection of fertilizer into the irrigation system, Lessee will utilize the necessary back flow devices to prevent chemical contamination of wells and water supplies and comply with all rules and regulations pertaining to such procedures. With regard to on-site storage of fuels, fertilizers, insecticides or herbicides, such storage shall comply with all applicable rules and regulations and such storage facilities shall incorporate secondary containment features to prevent spillage in the event that the primary containment fails. With regard to hazardous materials. Lessee shall use, store and dispose of any hazardous, toxic and other contaminated or polluting materials in accordance with all federal, state and local laws, ordinances and regulations relating to industrial hygiene, environmental protection and the use, analysis, generation, application, storage and disposal of said hazardous materials. Except as to conditions existing prior to the date of this Lease, Lessee shall at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes or toxic waste conditions not related to or affected by Lessee's improvements or use.

     13. CONDEMNATION. If during the Term, all or any portion of the Premises is condemned, or conveyed under threat of condemnation, for public use, the parties hereto agree as follows:

          If all or any part of the Premises shall be taken, condemned or appropriated by a public or quasi-public authority under power of eminent domain or under any other lawful power, leaving the portion of the Premises remaining unsuitable for the purposes hereinabove set forth in the opinion of Lessee, Lessee shall have the right, at Lessee's option, to terminate this Lease. In the event of a total condemnation of the Premises, either Lessor or Lessee may terminate this Lease. In the event this Lease shall continue after any appropriation or condemnation, the rent shall be equitably reduced on a pro rata basis. If a part or all of the Premises is taken or condemned, all compensation awarded upon such condemnation or taking shall go to Lessor, and Lessee shall have no claim thereto and Lessee hereby irrevocably assigns and transfers to Lessor any right to compensation or damages to which Lessee may become entitled during the term hereof by reason of the condemning of all or part of the Premises. Lessee shall, however, be entitled to any damages awarded for, or reasonably allocable or applicable to, loss of grapes, vines and its interest in improvements installed by it.

     14. LESSEE'S BORROWING. Lessee shall have the right from time to time to subject its interests in this Lease (but not Lessor's fee) to a Deed of Trust, as defined in subparagraph (e) below, and to assign this Lease as collateral security for a loan. Lessor agrees that:

          (a) There shall be no termination or amendment of this Lease without the written consent of the Beneficiary (as defined in subparagraph
(e) below) except as provided in Paragraph 16 below.

          (b) Lessor agrees simultaneously to serve a copy of any notice of default upon the Beneficiary. The Beneficiary shall have sixty (60) days to cure any monetary default and one hundred eighty (180) days to cure any non-monetary default, and Lessor agrees to accept such cure. Beneficiary and its agents may enter the Premises to effect a cure. In the event the nature of a non-monetary default requires possession of the Premises to effectuate a cure, then the grace period for such cure shall be tolled for up to eight months so long as Beneficiary is diligently attempting to obtain possession of the Premises. Nothing herein contained shall require the Beneficiary to cure any default of Lessee.

          (c) The name of the Beneficiary may be added to the "Loss Payable Endorsement" of any casualty insurance required to be carried by Lessee.

          (d) In the event of any defaults under the Deed of Trust, Beneficiary may foreclose on its Deed of Trust, and the purchaser thereunder may assume this Lease or may elect to have Lessor enter into an identical lease with such purchaser provided Beneficiary or such purchaser has cured all monetary defaults and has agreed to cure nonmonetary defaults.

          (e) The term "Deed of Trust," whenever used herein, shall include whatever security instruments are used, such as mortgages, financing statements, security agreements and other documentation. The term "Beneficiary" shall include any mortgagee, secured party and other assignee of the Leasehold interest as security for a loan.

          (f) This Lease may be assigned in lieu of foreclosure or pursuant to a foreclosure or power of sale and may be further assigned once by the assignee or purchaser without the prior consent of the Lessor provided the assignee assumes the Lessee's future obligations under this Lease and provided further that the Beneficiary shall be liable for obligations under the Lease only for so long as it is the tenant thereunder.

          (g) Lessor agrees to enter into agreements with Lessee's prospective lenders to confirm the foregoing clauses (a) - (f) and to give such prospective lenders reasonable assurances as such lenders may request which assurances are customarily given to lenders, but in no event shall Lessor be required to mortgage its fee or to become liable on Lessee's loan.

     15. EVENTS OF DEFAULT. Any of the following events shall constitute a default (an "Event of Default") under the terms of this Lease:

               (a) The nonpayment of rent or any other sum to be paid by Lessee to Lessor under the terms of this Lease, and the failure of Lessee to make such payment within ten (10) business days after receipt of written notice to do so is given to Lessee and to any lender then holding a security interest in the leased land or in the leasehold estate of Lessee pursuant to the provisions of Paragraph 14 above.

               (b) Default by Lessee in the performance of or compliance with any other covenant, condition or restriction contained in this Lease, and the failure of Lessee to perform or comply with the same within thirty
(30) days after receipt of written notice to do so is given to the Lessee and to any lender then holding a security interest in the Premises or in the leasehold estate of Lessee pursuant to the provision of Paragraph 14 above; provided, however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then no Event of Default shall be deemed to have occurred if Lessee commences the cure within that thirty (30)-day period and thereafter diligently prosecutes the cure to completion.

               (c) Abandonment or surrender of the Premises or of the leasehold estate by Lessee.

               (d) The subjection of any material right or interest of Lessee hereunder to attachment, execution or other levy, or to seizure under legal process (except a foreclosure of security given by Lessee to a lender pursuant to the provisions of Paragraph 14 above), if not released within thirty (30) days after receipt of written notice thereof.

               (e) The filing by Lessee of a petition in bankruptcy or insolvency, or for an arrangement or reorganization, or the making of an assignment for the benefit of creditors.

               (f) The filing against Lessee of a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver to take possession of the Premises or improvements thereon or of Lessee's interest in the leasehold or of Lessee's operations on the Premises for any reason (other than a receivership pursuant to any security given by Lessee to any lender referred to in Paragraph 14 above), if not dismissed within ninety (90) days.

               (g) Any default by Lessee in the payment of any loan or other monetary obligation secured by a mortgage or other security instrument given to secure an obligation to any lender referred to in Paragraph 14 above provided that Lessee's default shall have continued beyond any grace or cure period allowed by the applicable loan document.

     16. REMEDIES OF LESSOR ON DEFAULT. Upon the occurrence and during the continuance of any Event of Default, but subject to the requirements of Paragraph 14, Lessor shall have the following remedies in addition to all other rights and remedies, provided by law or equity, to which Lessor may resort cumulatively or in the alternative:

          (a) Lessor may at Lessor's election terminate this Lease by giving written notice of termination. On the giving of the notice, all Lessee's rights in the Premises shall terminate. Promptly after notice of termination, Lessee shall surrender and vacate the Premises and all improvements thereon, and Lessor may reenter and take possession of the Premises and improvements and eject all parties in possession. Termination under this subparagraph shall not relieve Lessee from any claim for damages previously accrued or then accruing against Lessee. Said damages shall include the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided.

          (b) Lessor may at Lessor's election reenter the Premises and, without terminating this Lease, at any time and from time to time relet said Premises and improvements or any part or parts of them for the account and in the name of Lessee or otherwise. Any reletting may be for the remainder of the Term or for a longer or shorter period. Lessor may execute any leases made under this provision either in Lessor's name or in Lessee's name and shall be entitled to all rents from the use, operation, or occupancy of the Premises and improvements. Lessee shall nevertheless pay to Lessor on the due dates specified in this Lease, the equivalent of all sums required of Lessee under the terms of this Lease, plus Lessor's expenses, less the net amount realized by Lessor upon any such reletting. No act by or on behalf of Lessor under this provision shall constitute a termination of this Lease unless Lessor gives Lessee written notice of termination.

          (c) Lessor shall be entitled at Lessor's election to each installment of rent or to any combination of installments for any period before termination, plus interest on delinquent installments at the highest interest rate then allowable under the laws of the State of California.

          (d) Upon any reentry of the Premises by Lessor, pursuant to the provisions of subparagraphs (a) or (b) above, Lessor may, at Lessor's election, take possession of all crops on the Premises, harvested and unharvested, and shall thereupon become the owner of the same, without any obligation to compensate Lessee or any other person therefor, except that Lessor shall pay to Lessee all moneys received from the sale of said crops, less all reasonable costs and expenses incurred or expended by Lessor in cultivating, harvesting, processing, handling and selling said crops, less all sums which may then be due to Lessor from Lessee under the terms of this Lease.

     The waiver by Lessor of any Event of Default shall not be deemed or held to be a waiver of any subsequent or other Event of Default.

     17. SURRENDER AND REMOVAL BY LESSEE; QUITCLAIM. Upon the expiration of the Term or any earlier termination thereof, Lessee shall surrender to Lessor the possession of the Premises and all improvements located thereon in accordance with Paragraph 7(e). If no Event of Default shall have occurred and be continuing at the time of such termination, Lessee may remove or cause to be removed all of its machinery, equipment, trade fixtures and other personal property located upon the Premises and then owned by Lessee; any of said property not so removed within thirty (30) days after the date of termination shall be considered to have been abandoned and thereafter shall belong to Lessor without the payment of any consideration. Upon such expiration or earlier termination of this Lease, the Lessee agrees to execute, acknowledge and deliver to Lessor in recordable form, a proper instrument releasing and quitclaiming to Lessor all right, title and interest of Lessee in and to the Premises and all improvements located thereon. No holding over of the possession of the Premises by Lessee beyond the Term shall be deemed an extension of the Term or create the right to an additional term in the absence of a written agreement executed by Lessor.

     18. LESSOR'S ENCUMBRANCES. Lessor may encumber the Premises so long as the lender, prior to or concurrently with such encumbrance, enters into a non-disturbance agreement in form and substance reasonably satisfactory to Lessee, agreeing that so long as Lessee continues to perform its obligations under this Lease, that said lender (and its successors and assigns and any purchaser at a foreclosure sale) will honor Lessee's interest in this Lease and in the Premises, will not disturb Lessee's use and peaceful and quiet enjoyment of the Premises, will not seek payment from Lessee of any amounts paid by Lessee to Lessor pursuant to the terms of this Lease, and agreeing to such other matters as may be customarily set forth in non-disturbance agreements.

     19. OPTIONS TO EXTEND. So long as no Event of Default shall have occurred for which Lessor has sent notice to Lessee and is then continuing, Lessee shall have two options, each such option to extend the Term of this Lease for one five
(5)-year term (for a total of ten (10) years) upon giving to Lessor written notice of Lessee's election to exercise the option to extend the term at least one hundred eighty (180) days prior to the expiration of the then existing term hereof. Such renewal shall be upon the same terms and conditions as are herein stated. References in this Lease to the Term shall, to the extent exercised, include the two (2) successive five (5)-year options provided for above.

     20.  RIGHTS TO NEGOTIATE.

          (a) It is agreed that during the Term of this Lease, should Lessor wish to sell any interest in the Premises, Lessor shall, during the ninety (90) day period commencing with written notice from Lessor of Lessor's intent to sell, negotiate in good faith with Lessee if Lessee wishes to acquire such interest.

          (b) At any time after December 31, 2016, Lessor shall, upon written request from Lessee, enter into and carry on good faith negotiations with Lessee with respect to this Lease and/or the terms hereunder and/or extension of the Lease Term.

     21. ASSIGNMENT AND SUBLETTING. Lessee shall not assign this Lease or any interest herein, or sublet the Premises or any part thereof, either voluntarily or involuntarily without the prior written consent of Lessor, which shall not be unreasonably withheld, conditioned or delayed. Except with Lessor's consent as set forth in the preceding sentence, neither this Lease nor any interest therein shall be assignable whether by the act of Lessee or by operation of law. In no event may the Lessee assign less than its entire leasehold interest. No assignment or subletting under the provisions of this Paragraph 21 shall be effective until there has been delivered to Lessor a written statement executed by Lessee stating the name and address of the assignee or sublessee, as the case may be, and the date of transfer, accompanied by the written agreement of the assignee or sublessee, as the case may be, expressly assuming and agreeing to keep and perform all of the obligations under this Lease to the extent of the assignment or subletting. Notwithstanding the foregoing, any time after November 30, 2001 Lessor's consent will not be required for any of the following: (i) any assignment of this Lease (which includes an assignment of all vines and related personal property on the Premises owned by Lessee) or subletting of the Premises to a person or entity that is an affiliate of Lessee; or (ii) any subletting of the Premises to any person or entity so long as Lessee or an affiliate of Lessee manages such sublet portion of the Premises on behalf of the sublessee. In all cases of assignment and subletting, Lessor's reasonable consent shall be based upon reasonable credit worthiness and reasonable experience of the proposed assignee or sublessee. Any permitted assignment shall permit the assignor to be relieved of further liability under this Lease.

     22. TIME OF THE ESSENCE. Time and specific performance are of the essence of this agreement and of every provision hereof.

     23. SUCCESSORS AND ASSIGNS. Subject to the restriction on assignment hereinabove set forth, this Lease and all of the provisions hereof shall inure to the benefit of and shall be binding upon the heirs, legal representatives, successors and assigns of the respective parties hereto.


     24. ATTORNEYS' FEES. In case either party shall bring suit against the other party or otherwise commence any proceeding to compel the performance of, or to recover for the breach of, any covenant, agreement or condition herein written, or, in the case of Lessor, to recover possession of the Premises or to remove from the record this Lease or any lien or encumbrance thereon created by Lessee, the prevailing party shall be entitled to reasonable attorneys' fee, to be fixed by the court or arbitrator, as applicable, and made a part of any judgment or decision rendered thereby.

     25. NOTICES. Any notice given under the terms of this Lease shall be in writing, addressed as set forth below to the party to whom the notice is to be given, and shall be either (i) delivered personally (including by commercial courier), (ii) sent by United States registered or certified mail, postage prepaid, return receipt requested or (iii) transmitted by facsimile the receipt of which is confirmed in writing. Notices delivered by mail shall be deemed given three business days after the date of mailing, notices delivered personally shall be deemed given upon receipt, and notices by facsimile shall be deemed given upon written acknowledgment of receipt by the recipient to the party giving the notice. The address of the parties for notice purposes are:

            LESSOR                                 LESSEE

     California Orchard Company      Scheid Vineyards California Inc.
        If sent by UPS, FED EX:     13470 Washington Blvd., Suite 300
          63 North Ash Street            Marina del Rey, CA 90292

           Ventura, CA 93001               Contact: Heidi Scheid
          If sent by US Mail:              Phone: 310-301-1555
            P. O. Box 25010                 Fax: 310-301-1569
           Ventura, CA 93002
       Contact: Gregory H. Smith
          Phone: 805-648-3363
           Fax: 805-648-4603

            WITH A COPY TO:                  WITH A COPY TO:

     California Orchard Company      Scheid Vineyards California Inc.
       If sent by UPS, FED EX               1972 Hobson Avenue
          44557 Teague Avenue              Greenfield, CA 93927
        Greenfield, CA 93927             Contact: Kurt Gollnick
         If sent by US Mail                Phone: 831-385-4801
             P. O. Box 686                   Fax: 831-385-0136
      King City, CA 93930-0686
      Contact: Lawrence Porter
          Phone: 831-385-3858
           Fax: 831-385-5909

     Either party may change its address for notices hereunder by notice given in accordance with this paragraph.

     26. MEMORANDUM OF LEASE. The parties agree to execute and have acknowledged a memorandum of lease for purposes of recording in Monterey County, California, which said memorandum shall describe the Premises as being subject to the rights, covenants and restrictions herein contained. Said memorandum of lease shall be recorded in the Office of the County Recorder of Monterey County, California.

     27.  ESTOPPEL CERTIFICATE.

          (a) Each party to this Lease shall, at any time upon not less than fifteen (15) days prior written notice from the other party (the "Requesting Party"), execute, acknowledge and deliver to the Requesting Party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect, and
(ii) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of the Requesting Party, or specifying the defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or of the Requesting Party's interest therein.

          (b) Such party's failure to deliver such statement within the time specified shall be conclusive upon such party (i) that this Lease is in full force and effect, without modification except as may be represented by the Requesting Party, (ii) that there are no uncured defaults in the Requesting Party's performance, and (iii) that not more than one (1) semi-annual installment of rent has been paid in advance.

     28. SEVERABILITY. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which such term or provision is held invalid or unenforceable, shall not be affected thereby, and shall continue to be valid and to be enforced to the fullest extent permitted by law.

     29. INTERPRETATION. This Lease shall be construed in accordance with the internal laws of the State of California without application of the conflicts of laws provisions thereof. Whenever the contents of any provision shall require, the singular number shall be deemed to include the plural number, and vice versa, and the reference to any gender shall be deemed to include reference to all other genders. For purposes of interpretation or construction in the event of ambiguity, this Lease shall be deemed drafted by both parties. The captions and headings of the paragraphs of this Lease are solely for convenience and shall not be deemed to be a part of this Lease for the purpose of construing the meaning hereof or for any other purpose.

     30. ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties hereto with respect to the letting and hiring of the Premises described above and this Lease may not be amended, modified, released or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto or their respective successors or assigns.

     31. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     32. QUIET ENJOYMENT. Lessor covenants and agrees with Lessee that, so long as no Event of Default shall have occurred and be continuing, Lessee may peaceably and quietly have, hold, occupy and enjoy the Premises hereby demised, for the Term of this Lease.

     33. CONFIDENTIALITY. Each party to this Lease acknowledges and agrees that, except to the extent set forth in the memorandum of lease recorded pursuant to Paragraph 26 above, the material terms and provisions of this Lease are confidential and shall not be disclosed by such party without the prior written consent of the other party, except that either party may disclose such matters (a) to such party's immediate family members, shareholders, directors, partners or members, and to professional representatives (who shall be informed of and bound by this confidentiality provision), and (b) to the extent compelled to do so by law or, in the judgment of such party's counsel, by required securities disclosures. Any other disclosure may only include a general description of the Lease terms
but shall not include specifics such as [                      ].

     34. LESSOR'S REPRESENTATIVE. Lessor hereby designates Lawrence Porter as its representative ("Lessor's Representative"). Lessor's Representative is hereby authorized to act individually on behalf of Lessor, and Lessee is entitled to rely upon the actions of Lessor's Representative on behalf of Lessor. Actions within the scope of the authority of Lessor's Representative include decisions relating to farming, repairs, maintenance, water issues, and other farming and property-related issues as may arise. Lessor agrees that actions requiring the approval of Lessor's Board of Directors shall be made promptly, so as not to affect Lessee's ability to conduct its business. Actions requiring the consent of Lessor's Board of Directors include any Lease amendments, waivers or other modifications of terms of this Lease. Lessor shall notify Lessee in writing if it appoints a Lessor's Representative other than Lawrence Porter.

     35. SOLE AGRICULTURAL EMPLOYER. Lessee acknowledges and agrees that Lessee is the sole agricultural employer of persons engaged to carry out Lessee's farming operations. Lessee shall not do anything, either by act or omission, to lead its employees to believe that Lessor has anything to do with their employment relationship. In carrying out its farming operations, Lessee shall direct the operation of its labor and equipment in all respects and shall determine the method, means and manner of its performance. The parties acknowledge that their relationship is solely that of Lessor and Lessee and they have no other relationship between each other as to the leased Premises. The parties acknowledge that Lessor is not a party to any labor contract between Lessee and Lessee's employees or between Lessee and any labor union to which Lessee's employees belong, and any such contract shall in no way be attributable to Lessor nor shall any such contract be considered to attach to or run with the land comprised of the leased Premises.

     36. SURFACE, FLOOD DRAINS AND NATURAL DISASTERS. Lessee assumes the risk of any damage to crops on said Premises from surface and/or flood waters or other natural disasters, and any such damage shall not be a basis for termination of this Lease by Lessee. Lessor assumes the risk of any damage to the Premises by flood waters or other natural disasters. Provided, however, that in the event that a part of all of the Premises are destroyed or rendered unfarmable as a result of the effects of flooding or other natural disaster and the cost of repair or restoration is economically unfeasible, then Lessee may terminate this Lease as to the portion of the Premises destroyed or rendered unfarmable. In the event of a partial termination of the Lease, the rent shall be equitably adjusted to reflect such partial termination.

     37. ADJACENT RESIDENTIAL PROPERTY. Lessor owns and operates property adjacent to a section of the Premises, and such adjacent property is currently used principally as housing for agricultural laborers (the "Adjacent Property"). Lessor acknowledges that the Adjacent Property is not a part of this Lease or a part of the Premises and that Lessee has no duties or obligations of whatsoever nature with respect to the occupants of the Adjacent Property or with respect to the repair, maintenance or condition of the Adjacent Property or the improvements thereon. Lessor agrees to build and maintain during the term of this Lease a boundary fence at least seven feet (7') high, post it for No Trespassing and use reasonable efforts in the protection of Lessee's leasehold interest and against personal injury.
Lessor agrees to indemnify and hold Lessee (and Lessee's successors, assigns, officers, directors and employees) harmless from any loss, costs, claims and liabilities (and the costs of defense thereof) with respect to the Adjacent Property and its occupants.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above set forth.


LESSOR:                                     LESSEE:

CALIFORNIA ORCHARD COMPANY,                 SCHEID VINEYARDS CALIFORNIA
a California corporation                    INC., a California corporation


By: /s/ Gregory H. Smith                    By: /s/ Scott D. Scheid
   -------------------------------             -----------------------------
     Gregory H. Smith                            Scott D. Scheid
Its: Secretary                              Its: Vice President


By: /s/ Alan M. Teague                      By: /s/ Heidi M. Scheid
   -------------------------------             -----------------------------
     Alan M. Teague                              Heidi M. Scheid
Its: President                              Its: Vice President Finance

                                      EXHIBIT A

                 [Description of real property subject to the Lease]